June 24, 1996

Page 1

                           TOWN & COUNTRY CORPORATION
                                25 Union Street
                          Chelsea, Massachusetts 02150



June 24, 1996

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Town & Country Corporation to be held at 10:30 A.M. on Thursday, July 18, 1996, at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts. All the members of the Board of Directors look forward to greeting you at the meeting.

Enclosed are the Proxy Statement, Proxy Card and the 1996 Annual Report to Stockholders. All holders of Class A, Class B and Convertible Redeemable Preferred stock will be asked to vote on the re-election of one Director.

The Board has given due consideration to the proposal to re-elect one Director and has concluded that its adoption would be in the best interests of all the stockholders. Accordingly, the Board suggests you carefully review the enclosed Proxy Statement and strongly recommends that you vote for this Company proposal, and urges you to sign, date and mail the enclosed proxy in the reply envelope provided at your earliest convenience.

It is important that your shares be represented at the meeting whether or not you are able to be present. Your cooperation will be appreciated.

Sincerely,



C. William Carey
Chairman

                           Town & Country Corporation
                          Chelsea, Massachusetts 02150





                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 18, 1996

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Town & Country Corporation will be held at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, on Thursday, July 18, 1996, at 10:30 A.M., for the following purposes:

     1.  To re-elect one Director.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on May 31, 1996 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                                        By order of the Board of Directors
                                        Richard E. Floor, Clerk


Chelsea, Massachusetts
June 24, 1996

                           TOWN & COUNTRY CORPORATION
                                25 Union Street
                          Chelsea, Massachusetts 02150
                                 (617) 884-8500

                                PROXY STATEMENT

This statement is furnished in connection with the solicitation by the Board of Directors of Town & Country Corporation (hereinafter the "Company" or "Town & Country") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 18, 1996, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or shortly after June 24, 1996. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke the proxy at any time before it is exercised by giving written notice to the Company, attention, Clerk, to such effect. A stockholder also may revoke a proxy by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the record date stated below attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Proxies properly executed and received in time for the meeting will be voted.

The close of business on May 31, 1996, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting. As of such date, 21,928,303 shares of Class A Common Stock and 2,664,941 shares of Class B Common Stock were outstanding and entitled to be voted at the meeting. In addition, as of such date, 1,977,905 shares of the Company's Convertible Redeemable Preferred Stock (the "Convertible Preferred" or "Convertible Preferred Stock") were outstanding. Each share of Convertible Preferred is convertible into two shares of Class A Common Stock and votes as if such share had been converted by the holder. Accordingly, on an as-converted basis, 25,884,113 shares of Class A Common Stock were outstanding as of May 31, 1996 and entitled to be voted at the meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters voted on by that respective class at the meeting. Unless otherwise specified herein, all references in this proxy statement to the Class A Common Stock shall be deemed to include the Class A Common Stock into which the Convertible Preferred may be converted. Unless otherwise specified herein, all references in this proxy statement to the Common Stock shall be deemed to include the Class A Common Stock into which the Convertible Preferred may be converted, the Class A Common Stock and the Class B Common Stock.

The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of the proposals set forth herein. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

Mr. C. William Carey, Chief Executive Officer and Chairman of the Board of Directors of the Company, owns of record and beneficially an aggregate of 2,973,679 shares of the Company's Class A Common Stock and 2,519,787 shares of the Company's Class B Common Stock. In addition, Mr. Carey serves as a co-trustee for trusts holding an additional 254,571 shares of Class A Common Stock and 140,253 shares of Class B Common Stock. As of May 31, 1996, Mr. C. William Carey and trusts created for the benefit of his children owned, in the aggregate, approximately 8.6% of the Company's Class A Common Stock and 99.8% of the Company's Class B Common Stock. Following the exercise of the Company's stock options that are exercisable within 60 days of May 31, 1996 (1,000,000 of which are held by Mr. Carey) Mr. Carey's ownership would be increased to 11.4% of the Company's outstanding Class A Common Stock.

The Annual Report of the Company, including financial statements for the fiscal year ended February 25, 1996, is being mailed to stockholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material.

                    ELECTION OF DIRECTORS (Item 1 on Proxy)

The Company's by-laws provide that the power to fix the number of Directors each year shall rest with the Board and that any vacancies shall be filled by a majority vote of the Directors then in office. Effective as of the Annual Meeting, the Board has set the number of Directors to serve until the next annual meeting at five.

Pursuant to the Company's by-laws, the Board of Directors is divided into three classes, as nearly equal in number as possible, with the members of each class to serve for three years. Under this arrangement, William Schawbel and Marcia C. Morris will serve until the 1997 Annual Meeting, and until their successors are duly elected and qualified. C. William Carey and Richard E. Floor will serve until the 1998 Annual Meeting, and until their successors are duly elected and qualified. The Board has nominated Charles Hill, who is currently a Director of the Company, for re-election at the 1996 Annual Meeting to serve until the 1999 Annual Meeting, and until his successor is duly elected and qualified.

The Company's by-laws provide that a plurality of the votes cast by the holders of the Class A and Class B Common Stock and holders of Convertible Preferred Stock voting together as a single class represented in person or by proxy and entitled to vote at the 1996 Annual Meeting is required to re-elect Mr. Hill as a Director.

The Board of Directors recommends that stockholders vote FOR the re-election of Mr. Hill.

In accordance with the provisions of Massachusetts law and the Company's Articles of Incorporation and by-laws, the Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum is present. Accordingly, shares represented by a proxy that withholds authority to vote for the nominee and broker non-votes will not be considered to be voting on the election of Mr. Hill as a Director.

The following table sets forth certain information as of May 31, 1996 regarding the Directors of the Company and the nominee for Director based on the information furnished by them to the Company.



                                                          Shares of
Name and Principal                    First                 Common         Percent
Occupation for Past                  Became a    Class       Stock            of
Five Years                    Age    Director   of Stock     Owned          Class (1)

C. William Carey              59      1965      Class A    3,228,250 (2)    11.4%

Chairman and Chief                              Class B    2,660,040 (3)    99.8%
Executive Officer,
Treasurer and President
of the Company since
its incorporation in
1965; Director, Prospect
Street High Income
Portfolio, Inc.; Director,
Solomon Brothers Limited,
a Bahamas corporation;
Director and Chairman,
Little Switzerland, Inc.
a Delaware corporation


Richard E. Floor              56      1972      Class A      153,000(4)(5)      *

Attorney whose professional                     Class B         --  (4)
corporation is a partner in
the law firm of Goodwin,
Procter & Hoar LLP, the
Company's legal counsel;
Director, New America High
Income Fund.

Charles Hill                  48      1986      Class A       26,000 (5)        *

Chairman of Garber Travel                       Class B          --             --
Service, Inc. since 1981;
Vice Chairman of Towle Mfg.
Co., Inc. (giftware)
1982-1983.

William Schawbel              56      1994      Class A        20,000 (6)       *

Chief Executive Officer                         Class B           --            --
of The Schawbel Corporation
(technology manufacturer)
since 1981.

Marcia C. Morris              47      1995      Class A        20,000 (6)       *

Chief Legal Counsel,                            Class B           --            --
Senior Vice President,
The Presbyterian Hospital
of New York City since
March 1995; Kennedy School
of Government, Harvard
University, 1992-93;
President, the Stride Rite
Children's Group, 1989-92.


(1) Included in calculating the percentages of the Company's Class A Common Stock are 2,423,900 shares of the Company's Class A Common Stock that could be acquired by the exercise of stock options or warrants within 60 days of May 31, 1996, 1,000,000 of which are held by Mr. Carey.

(2) Includes 254,571 shares of Class A Common Stock (0.1% of the class) beneficially owned by Mr. Carey and Mr. Floor in their capacities as co-trustees of various irrevocable family trusts for the benefit of Mr. Carey's children, which trusts give the trustees the shared power to vote and dispose of these shares.

(3) Includes 140,253 shares of Class B Common Stock (5.3% of the class) beneficially owned by Mr. Carey and Mr. Floor in their capacities as co-trustees of the trusts described in footnote 2 above.

(4) Excludes the shares of Class A and Class B Common Stock beneficially owned by Mr. Carey and Mr. Floor, as described above in footnotes 2 and 3.

(5) Includes 25,000 shares of Class A Common Stock that Mr. Floor and Mr. Hill could acquire by the exercise of stock options within 60 days of May 31, 1996.


(6) Includes 20,000 shares of Class A Common Stock that Mr. Schawbel and Ms. Morris could acquire by the exercise of stock options within 60 days of May 31, 1996.

(*) The amount of Common Stock held by this individual is less than one percent of the outstanding shares of that class of Common Stock.

                BOARD MEETINGS, COMMITTEES, ATTENDANCE AND FEES


BOARD MEETINGS

The Board of Directors held four meetings during the 1996 fiscal year. The Board has no nominating committee. Each of the incumbent Directors attended all of the meetings of the Board of Directors and of the committees of which he or she was a member which were held during the period he or she was a Director or committee member.

COMPENSATION COMMITTEE

This committee held one meeting during the past fiscal year. This committee reviews and makes recommendations to the Board concerning major compensation policies, the granting of stock options, and compensation of Officer-Directors.

The committee members are Directors Hill and Schawbel.

AUDIT COMMITTEE

This committee held one meeting during the past fiscal year. This committee is responsible for reviewing the financial condition of the Company, its internal controls and any action to be taken thereon by management. It reviews audit and examination reports of the independent auditors. The committee selects the independent auditors for appointment by the Board.

The committee members are Directors Floor, Hill and Schawbel.

REMUNERATION OF DIRECTORS

Each Director of the Company, other than those who are officers, receives $10,000 per year plus $2,500 per Board meeting. Directors serving on committees receive $1,000 per meeting attended, other than those held in conjunction with regularly scheduled Board meetings. Each Director is reimbursed for expenses incurred in connection with his or her duties as a Director. Pursuant to the 1994 Non-Employee Directors' Nonqualified Stock Option Plan, each non-employee Director, upon his or her initial election to the Board of Directors, receives an option to purchase 20,000 shares of Class A Common Stock. Each non-employee Director who is a Director on the last day of the Company's fiscal year which is more than four full years after the date of the initial option grant will receive on such date and annually thereafter an option to purchase 4,000 additional shares of Class A Common Stock. All such options will be immediately exercisable at the fair market value of the Class A Common Stock on the date of issuance.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

The following table sets forth information as of May 31, 1996, except where a different date is indicated by a footnote, with respect to the beneficial ownership of the Company's voting securities by all persons known by the Company to own more than 5% of either class of the Company's outstanding voting securities, by the named executive officers, and by all Directors, nominees for Director, and executive officers of the Company as a group. Approximately 8.6% and 99.8% of the Company's Class A and Class B securities, respectively, entitled to vote at the 1996 annual meeting are owned by Mr. Carey and by trusts established for his children. See the table and accompanying footnotes below.



Title of Class        Name and Address of          Amount Beneficially    Percent
                        Beneficial Owner                  Owned           of Class (1)


Class A Common Stock C. William Carey                  3,228,250 (2)       11.4%
$.01 par value       Town & Country Corporation
                     25 Union Street
                     Chelsea, Massachusetts 02150

                     Francis X. Correra                  607,960 (3)        2.1%
                     Town & Country Corporation
                     25 Union Street
                     Chelsea, Massachusetts 02150

                     Northeast Investors Trust         1,652,401 (4)        5.8%
                     50 Congress Street
                     Boston, Massachusetts 02109

                     Directors and Executive           4,055,210 (5)       14.3%
                     Officers as a Group
                     (6 Persons)

Class B Common Stock
$.01 par value       C. William Carey                  2,660,040 (6)       99.8%
                     Town & Country Corporation
                     25 Union Street
                     Chelsea, Massachusetts 02150

                     Francis X. Correra                    1,462              *
                     Town & Country Corporation
                     25 Union Street
                     Chelsea, Massachusetts 02150

                     Directors and Executive Officers  2,661,502 (6)       99.9%
                     as a Group (6 Persons)


(1) Included in calculating the percentages of the Company's Class A Common Stock are 2,423,900 shares of the Company's Class A Common Stock that could be acquired by the exercise of stock options or warrants within 60 days of May 31, 1996.

(2) Includes all of the shares set forth in footnote 2 above to Election of Directors.

(3) Includes 600,000 shares which Mr. Correra could acquire by the exercise of stock options within 60 days of May 31, 1996, 1,000,000 of which are held by Mr. Carey.

(4) As reported by Northeast Investors Trust in a Schedule 13G dated February 5, 1996 and filed with the Securities and Exchange Commission. The number of shares of Class A Common Stock owned by Northeast Investors Trust results from the assumed conversion of their 286,473 shares of the Company's Convertible Preferred Stock (two shares of Class A Common Stock for each share of Convertible Preferred Stock) added to 1,079,455 Class A Common Shares currently owned.

(5) Includes all of the shares set forth in footnote 2 above to Election of Directors. And also includes 1,690,000 shares which Directors and executive officers could acquire by the exercise of stock options within 60 days of May 31, 1996.

(6) Includes all of the shares set forth in footnote 3 above to Election of Directors.

(*) The amount of Common Stock held by this individual is less than one percent of the outstanding shares of that class of Common Stock.

                               EXECUTIVE OFFICERS

The following table sets forth the name, age and position held by each executive officer of the Company during the fiscal year ended February 25, 1996:


Name                Age  Capacities in which Served

C. William Carey    59   Chairman and Chief Executive Officer, Treasurer and
                         President of the Company since its incorporation in 1965.

Francis X. Correra  58   Senior Vice President and Chief Financial Officer since
                         1983; associated with the Company since 1979.


                             EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to each of the Company's executive officers for services rendered to the Company during fiscal 1996. Information with respect to salary, bonus, other annual compensation and options is included for the 1994, 1995 and 1996 fiscal years. The Company does not provide any long-term incentive plans. The Company has not granted any restricted stock awards or stock appreciation rights, nor paid compensation that would qualify as "All Other Compensation".


                                                       Other
                                                       Annual
Name              Fiscal Year  Salary       Bonus   Compensation (2)  Options (4)

C. William Carey     1996      $833,000 (1)                           1,000,000
                     1995      $975,000
                     1994      $973,558    $546,000  $9,333 (3)

Francis X. Correra   1996      $374,125                                 600,000
                     1995      $373,915
                     1994      $364,231    $127,750  $9,333 (3)


(1) Effective August 6, 1995, Mr. Carey's salary was reduced to an annualized rate of $750,000.

(2) In fiscal years 1994, 1995 and 1996, the aggregate amount of perquisites and other personal benefits provided to each named executive officer did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus.

(3) In fiscal 1992, Mr. Carey and Mr. Correra each purchased 20,000 shares of common stock of Essex International Company, Ltd., a subsidiary of the Company, at a purchase price of $0.40 per share. Two-thirds of the shares purchased were subject to restrictions on voting and disposition which lapsed ratably through May 1993.

(4) In fiscal 1996, the Company repriced the May 14, 1993 options to purchase 1,000,000 and 500,000 shares of Class A Common Stock granted to C. William Carey and Francis X. Correra, respectively. In addition, the Company repriced options to purchase 100,000 shares of Class A Common Stock granted to Mr. Correra under the 1985 Amended and Restated Stock Option Plan. See "REPORT ON TEN-YEAR OPTION REPRICINGS".

AGGREGATE FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth certain information concerning unexercised stock options held by the named executive officers as of the end of fiscal 1996. No stock options were granted to or exercised by any of the named executive officers during the 1996 fiscal year, although the May 14, 1993, stock options granted to Mr. Carey and Mr. Correra were repriced, as were the options granted to Mr. Correra under the 1985 Amended and Restated Stock Option Plan. No stock appreciation rights have been granted or are outstanding.

OPTION EXERCISES DURING 1996 FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES



                                                                                   Value of Unexercised
                     Number of Shares                   Number of Unexercised      In-the-Money Options
                     Acquired on           Value at     Options at 1996            at 1996 Fiscal Year End
Name                 Exercise            Realization    Fiscal Year End                     ($) (1)

                                                       Exercisable  Unexercisable  Exercisable Unexercisable
C. William Carey         0                   0          750,000        250,000          0            0
Francis X. Correra       0                   0          475,000        125,000          0            0



(1) The closing price for the Company's Class A Common Stock on February 26, 1996, as reported by the American Stock Exchange was $0.6875.


                       OPTION GRANTS IN LAST FISCAL YEAR


                                            Percent                                       Potential Realizable
                                            of Total                                     Value at Assumed Rates
                                            Options         Exercise                          of Stock Price
                     Number of Securities   Granted to         or                            Appreciation for
                      Underlying Options    Employees       Base Price     Expiration            Option
Name                    Granted (1)       in Fiscal Year (1) ($/Sh)           Date                Term

                                                                                           5%        10%
C. William Carey        1,000,000             21.85%         $0.8125       5/13/2003       330,769   770,833
Francis X. Correra        500,000             10.93%         $0.8125       5/13/2003       165,385   385,416
Francis X. Correra         25,000              0.55%         $0.8125       5/23/2000         5,613    12,401
Francis X. Correra         50,000              1.09%         $0.8125       4/28/1999         8,755    18,854
Francis X. Correra         25,000              0.55%         $0.8125       6/6/1998          3,188     6,723



(1) In fiscal 1996, the Company repriced the May 14, 1993, options to purchase 1,000,000 and 500,000 shares of Class A Common Stock granted to C. William Carey and Francis X. Correra, respectively. In addition, the Company repriced options to purchase 100,000 shares of Class A Common Stock granted to Mr. Correra under the 1985 Amended and Restated Stock Option Plan. See "REPORT ON TEN YEAR OPTION REPRICINGS". All repriced options are considered grants for the purpose of this table.

(2) Represents the value of options at the end of option terms if the price of the Company's Class A Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all shareholders will increase.

                      REPORT ON TEN-YEAR OPTION REPRICINGS

The members of the Compensation Committee of the Board of Directors of the Company, whose names are set forth on page 5, have provided the following report on option repricings.

The table below sets forth information pertaining to repricing of options held by Messrs. Carey and Correra during fiscal year 1996. Options are considered to be repriced whenever the Company adjusts or amends the exercise price of stock options previously granted, whether through amendment, cancellation or replacement grants, or any other means.

In fiscal 1996, the Compensation Committee reviewed the existing stock options of all Company employees and, in view of the fact that nearly all of the outstanding options granted to employees under the Town & Country Corporation 1985 Amended and Restated Stock Option Plan had exercise prices well above the recent historical trading prices for the Company's Class A Common Stock, concluded that it was advisable to reprice such outstanding options. The Board of Directors also reviewed the May 14, 1993, options to purchase 1,000,000 shares of Class A Common Stock granted to C. William Carey and options to purchase 500,000 shares of Class A Common Stock granted to Francis X. Correra, all of which were priced at $2.75 per share, and concluded it was advisable to reprice these options as well. Accordingly, all outstanding options under the 1985 Restated and Amended Stock Option Plan and options granted to Messrs. Carey and Correra on May 14, 1993, were repriced at the exercise price of $0.8125 per share, the closing price on Town & Country Class A Common Stock on September 18, 1995, the date on which the Compensation Committee deemed repricing advisable. Existing vesting schedules were unaffected by the repricing.



                           Number of                                          Length of
                           Securities     Market    Exercise      New      Original Option
                           Underlying     Price      Price     Exercise     Term Remaining
                  Date of   Options      of Stock   at Time      Price          at Date
                Repricing  Repriced      at Time       of                         of
                                       of Repricing Repricing                 Repricing


C.William Carey    9/18/95  1,000,000    $0.8125    $2.75       $0.8125   Approximately
                                                                           seven years
Francis X. Correra 9/18/95    500,000    $0.8125    $2.75       $0.8125   Approximately
                                                                           seven years
Francis X. Correra 9/18/95     25,000    $0.8125    $5.625      $0.8125   Approximately
                                                                            five years
Francis X. Correra 9/18/95     50,000    $0.8125    $6.75       $0.8125   Approximately
                                                                            four years
Francis X. Correra 9/18/95     10,000(1) $0.8125    $3.125      $0.8125   Approximately
                                                                           three years
Francis X. Correra 9/18/95     15,000    $0.8125    $6.875      $0.8125   Approximately
                                                                           three years

(1) Options to purchase 10,000 shares of Class A Common Stock granted to Mr. Correra on 6/6/88 were originally priced at $6.875 and were repriced to $3.125 on 8/23/90 and are included in the 9/18/95 repricing.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed on Messrs. Hill and Schawbel. The Compensation Committee believes that the Company's employment agreements with Messrs. Carey and Correra provide competitive levels of compensation, link management's bonus to Company performance and promote the best interest of the Company and its shareholders. Under his employment agreement, Mr. Carey is entitled to receive a base salary of $975,000 and an annual bonus, based on increasing earnings per share targets, of up to 120% of his salary. Mr. Correra's employment agreement provides for a base salary of $365,000, subject to annual cost of living increases, and an annual bonus, based on increasing earnings per share targets, of up to 110% of his base salary. Recognizing the Company's performance, in fiscal 1996 Mr. Carey requested and received authorization from the Board of Directors for a reduction in his base salary from $975,000 to an annualized rate of $750,000. That reduction went into effect on August 6, 1996, and Mr. Carey's salary for fiscal 1996 was $833,000. Neither Mr. Carey nor Mr. Correra received bonuses in fiscal year 1996 as the Company's net income per common share (excluding extraordinary items and material capital transactions and after provision for the payment of any such bonus) failed to equal or exceed certain targeted earnings per share levels.

Messrs. Charles Hill and William Schawbel

                               PERFORMANCE GRAPH

The following graph compares changes in the cumulative total shareholder return on the Company's Class A Common Stock for the previous five-years to the Standard & Poor's 500 Composite Index and to a peer group of publicly traded companies.


      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG TOWN & COUNTRY
            CORPORATION, S&P 500 INDEX AND PEER COMPANY GROUP INDEX



                                 2/92         2/93        2/94         2/95      2/96
Town & Country Corp. Class A     $110.00      $105.00     $100.00      $ 35.00   $ 25.00
S&P 500 Comp-Ltd.                $115.99      $128.34     $139.04      $149.28   $201.08
Peer Group Weighted Average      $101.70      $ 71.96     $ 94.86      $ 92.67   $140.47


                             EMPLOYMENT AGREEMENTS

In fiscal 1995, the Company entered into new employment agreements with C. William Carey, the Chairman, President and Treasurer of the Company, and Francis
X. Correra, the Senior Vice President and Chief Financial Officer of the Company. Mr. Carey's employment agreement may, in certain circumstances, provide for the payment of compensation in excess of $1 million. Section 162(m) of the Internal Revenue Code provides that, with certain exceptions, a public company may not deduct compensation in excess of $1 million. Deductions of amounts paid in excess of $1 million are allowed for performance-based compensation that is paid solely on the basis of performance goals established by an independent compensation committee and approved by the corporation's shareholders. During fiscal 1994, the Compensation Committee recommended, and the full Board of Directors approved, new employment agreements for Mr. Carey and Mr. Correra. The Board of Directors sought and received shareholder approval at the 1994 Annual Meeting of the performance-based compensation arrangements set forth in the new employment agreements for Messrs. Carey and Correra.

The agreements provide for annual compensation and benefits for a five-year term commencing March 1, 1994. Mr. Carey's agreement provides for a base salary of $975,000 and an annual bonus, based on increasing earnings per share targets, of up to 120% of his salary. However, Mr. Carey's base salary was reduced, effective August 6, 1995, to an annualized rate of $750,000. Mr. Carey's base salary will remain constant unless Section 162(m) is amended or repealed and thereafter would be subject only to cost of living increases. Mr. Correra's agreement provides for a base salary of $365,000, subject to annual cost of living increases, and an annual bonus, based on increasing earnings per share targets, of up to 110% of his base salary. The bonuses are linked to earnings per share goals which the Compensation Committee and the Board of Directors believe would constitute, even at the lowest levels, above average performance.


Mr. Carey and Mr. Correra are eligible to receive a bonus if the Company's net income per common share (excluding extraordinary items and material capital transactions and after provision for the payment of any such bonus) equals or exceeds certain targeted earnings per share levels. These levels increase over the term of the employment agreements so that the targets in each year are higher than the previous year's targets. If the applicable target is not achieved, no bonus will be paid. The percentage bonus to be paid depends upon the earnings per share target achieved. The maximum bonus which may be paid to Mr. Carey is equal to 120% of his salary and the maximum bonus which may be paid to Mr. Correra is equal to 110% of his salary. Neither the Board of Directors nor the Compensation Committee has any power to alter the performance targets contained in the employment agreements.

                               NEW PLAN BENEFITS

       Employment Agreements with C. William Carey and Francis X. Correra


Name and Position                                       Dollar Value

C. William Carey, Chairman, President
and Treasurer                                                (1)

Francis X. Correra, Senior Vice President
and Chief Financial Officer                                  (1)

(1) Pursuant to the performance-based compensation arrangements contained in Mr. Carey's and Mr. Correra's employment agreements, Mr. Carey is eligible to receive a bonus of up to 120% of his base salary, currently $750,000 and Mr. Correra is eligible to receive a bonus of up to 110% of his base salary, currently $374,125. The amount of the bonuses to be paid, if any, is indeterminate because such bonus payments will be based solely upon the achievement of certain targeted earnings per share goals.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, Directors and greater than ten percent shareholders are required by the SEC to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended February 25, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with, except in the case of one report for each of Messrs. Carey and Correra which were inadvertently filed late.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

During fiscal year 1996, the Company leased a portion of its Chelsea, Massachusetts facility comprising approximately 39,000 square feet of administrative space from Carey Realty Trust, a Massachusetts business trust (the "Trust") which is wholly owned by C. William Carey, the President and principal stockholder of the Company. The lease, which was revised on March 1, 1996, expires on August 31, 1998 and provides the Company with three ten-year options to renew. The current lease provides for an annual rental payment of approximately $350,000. The Company believes that these lease arrangements represent terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The professional corporation of Richard E. Floor, the Clerk and a Director of the Company, is a partner in the law firm of Goodwin, Procter & Hoar LLP, which provides legal services for the Company.

In connection with the private placement of the Convertible Preferred Stock on November 23, 1994 (the "Private Placement"), the Company entered into a Registration Rights Agreement with, among others, Northeast Investors Trust. Pursuant to this agreement, the Company agreed to use its best efforts (i) to file a registration statement covering the Convertible Preferred Stock and the Class A Common Stock issuable upon conversion (collectively, the "Securities") held by the Northeast Investors Trust and other holders of the Company's Convertible Preferred Stock (collectively, "the Registered Shareholders") within 60 days after November 23, 1994, and (ii) to keep such registration statement effective until the earlier of (x) the date on which the Registered Shareholders notify the Company that they may dispose of the Securities which were acquired pursuant to the Private Placement pursuant to rule 144(k) under the Securities Act of 1933, as amended, or (y) the date on which the Registered Shareholders no longer may own any of such Securities. Under this agreement, if such registration statement is not continuously effective for 120 days during any six month period, the Company will make a cash payment to the Registered Shareholders equal to the product of (a) .00125 and (b) the aggregate liquidation value of the Securities owned by the Registered Shareholders as of the date of such payment which were acquired pursuant to the Private Placement (the "Illiquidity Payment"). In the event that the Company fails to satisfy this test for four consecutive months, the amount of the cash payment required to be made by the Company will be increased by 100% of the Illiquidity Payment for such calendar month and for each consecutive calendar month thereafter in which the Company is obligated to make an Illiquidity Payment. The Company filed a registration statement on Form S-2 (No. 33-57407) dated April 12, 1995 (the "Registration Statement") with the Securities and Exchange Commission. On March 28, 1996, the Registration Statement was suspended as contemplated by Section 5 of the Registration Rights Agreement.

                            INDEPENDENT ACCOUNTANTS

Management has selected the firm of Arthur Andersen LLP, independent public accountants, to serve as the Company's independent accountants for the fiscal year ending February 25, 1996. Arthur Andersen LLP has served as the Company's independent accountants since 1981. A partner in that firm will be present at the Annual Meeting of Stockholders to answer questions and will be given the opportunity to make a statement, if he so desires.

                                 OTHER MATTERS

Management of the Company knows of no other matters to be presented for action at the meeting by or on behalf of the Company or its management. If any other matters shall be brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally and by telephone, telefax or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

Proxies, ballots and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.

                             STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 1997 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy by February 25, 1997. The by-laws of the Company provide that any Director nominations by stockholders must be filed with the Clerk of the Company not less than (i) with respect to an election to be held at an Annual Meeting of stockholders, 90 days prior to the date one year from the date of the immediately preceding Annual Meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

                                        Richard E. Floor
                                        Clerk

June 24, 1996